Exhibit 10.2

SaVi Media Group, Incorporated
9852 West Katella Avenue #363 - Anaheim, CA 92804

June 17, 2005

Contractual Agreement between SaVi Media Group and His Divine Vehicle, Inc., -
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Serge Monros.     (Page 1 of 2)
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The purpose of this  document is to define the terms of an  acquisition  that is hereby negotiated between SaVi Media Group (hereafter the Company) and His Divine Vehicle, Inc., - Serge Monros (hereafter Serge Monros).

The undersigned hereby specify that they possess legal authority to negotiate in good faith on behalf of SaVi Media Group, Inc., and His Divine Vehicle, Inc., - Serge Monros respectively, and that all SVMI agreements dated prior to this latest agreement are all null & void.

The undersigned hereby specify that they are receiving confidential and proprietary information that is necessary to facilitate these negotiations and that they and/or their assignees and affiliates are prohibited from divulging this information to any party prior to receiving approval from the other party. Additionally, both parties acknowledge that they are bound by all applicable SEC regulations regarding this proprietary information including prohibitions against executing free market transactions based upon this confidential information.

The undersigned hereby mutually agree that necessary resources and entities that are revealed in negotiations represent exclusive relationships with the originating party. The undersigned hereby acknowledge that these relationships are proprietary for the originating party and will not be circumvented. This agreement is a consultant agreement and therefore all parties involved shall be deemed as independent contractors and will pay his / her own taxes on a 1099.

In the unlikely event that a party violates any terms of this agreement, the undersigned hereby acknowledge that legal recourse may be pursued by the damaged party.

Binding modifications of this agreement may be made in writing with signatures from both parties.

SaVi Media  Group and His Divine  Vehicle,  Inc.,  - Serge  Monros  agree to the
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following:
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      1- SaVi Media Group, Inc., will acquire 100% (One-Hundred  Percent) of the particular His Divine Vehicle, Inc., Serge Monros Patents of the ECV-1, First generation, the ECV-2, Second generation, the Power-Valve-1, first Generation, the Power-Valve-2, Second generation, the Noxecutor, and the Smog Cyclinator. Inclusive in this acquisition shall be the design and
      utility  patents  pertaining   including  all  real  and/or   intellectual
      properties. Within the first 3 years of this agreement SaVi Media Group and His Divine Vehicle, Inc., - Serge Monros, have the right to renegotiate this agreement along with all the patent assignments within this agreement, on the basis of any company impropriety or if Savi Media Group does not adhere to a best-efforts campaign. Savi Media Group will
      also  receive   additional   patents  such  as  the;  The  Conical   Coil,
      thePneumatic Valve, the Hydraulic Valve, the Embedded PC, the Bios RTC, the Baby Blanket, the Mouseketeirs, the rechargeable battery, the Real time Translator, the Private Caption Capture, the Wireless Smart Grid Tablet, the magnetic Air-Skateboard, and the Smart Clothes on a first right of refusal basis. These patents come with a clause in that Serge Monros and the HDV, Inc. partners will have the right to future negotiations with any viable entity while allowing Savi Media Group to retain 1st rights privileges as to any future offer at the fair Market Value to utilize or purchase these afore mentioned patents.

      2- This transaction is also conditioned on approval of necessary compliance agencies such as the SEC. The company deems it suitable for both parties to be compensated as independent contractors and therefore to pay their own taxes or if they choose they may donate their proceeds to any charitable organization or foundation or they may rescind the compensation and have the company directly donate the proceeds to any charitable organization and / or foundation.

      3- SaVi Media Group, Inc., has distributed a total of 7,000,000 (Seven-Million) post-split shares of Preferred Stock to Serge Monros, the His Divine Vehicle, Inc., - Serge Monros principle and 7,000,000 (Seven-Million) post-split shares of Preferred Stock to Mario Procopio, the founder and originator of this agreement in the previous interim.


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

SaVi Media Group, Incorporated
9852 West Katella Avenue #363 - Anaheim, CA 92804

June 17, 2005

Contractual Agreement between SaVi Media Group and His Divine Vehicle, Inc., -
--------------------------------------------------------------------------------
Serge Monros.      (Page 2 of 2)
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      Thereby no  additional  stock or warrants  will be issued in the future to either party in consideration of this contract based on the ECV series.

      4- 100% Ownership interest of these above mentioned intellectual properties (patents) of His Divine Vehicle, Inc., - Serge Monros, that are now currently owned by SaVi Media Group, Inc., due to this contract, allows SaVi Media Group to develop, manufacture and distribute these Savi properties and products in order for SaVi Media Group to receive 100% of the revenues of the ECV-1, First generation, the ECV-2, Second generation, the Power-Valve-1, first Generation, and the Power-Valve-2, Second generation, etc., including the above mentioned patents. Savi media group will then pay royalties to; His Divine Vehicle, Inc., - Serge Monros and partners, in the amount of no less then 5% and no more then 10% of the gross income and / or capital raised due to on going company activities, all to be determined in compliance with company by-laws on a quarterly basis in good measure to and in accordance with the profitability of the company.

      5- SaVi Media Group, Inc. and His Divine Vehicle, Inc., - Serge Monros and partners have chosen to relinquish the 75 million dollars in exchange for potentially greater back-end royalties. Half of all the (5-10%) proceeds given to HDV will be donated to one or more non-profits, charitable organizations, or charitable foundations in accordance with the foresight and direction of Dr. Mario Procopio based on his voluntary predilection and preference. In the absence of Mario Procopio, Kathy Procopio or NCO, Inc. will obtain the direction of these designated proceeds of which all proceeds shall continue in accordance with the original contract.

      In the absence of Serge Monros, both of his natural daughters, Annette Lisa Monros & Christa M. Monros will equally share in the corporate ownership, oversight, and proceeds to His Divine Vehicle, Inc. of which all proceeds shall continue in accordance with the original contract.

      6- Serge Monros as the principle for His Divine Vehicle, Inc., - Serge Monros and Mario Procopio, the CEO of SaVi Media Group, shall both receive monthly payments each of $10,000.00 (Ten - thousand dollars and no cents) depending on revenues and / or capital recruitment, but no less than $3,000.00 (Three - thousand dollars and no cents) starting September 1, 2004 through September 1, 2007 in order that they may oversee the SaVi general operations, manufacturing operations, and to manage the overall SaVi network. This contract is eligible for renewal on September 1, 2007 and / or for modification upon mutual consent of the majority shareholders and / or upon board review of their performance.

      7- His Divine Vehicle, Inc., - Serge Monros, will not require from SaVi Media Group, Inc., any additional monies for licensing or for the distribution of His Divine Vehicle, Inc., - Serge Monros products. SaVi Media Group, Inc will fund any patent costs, trade marks, copyrights, manufacturing costs incurred by SaVi Media Group activities including but not limited to building a (2) two - (5) five million dollar R & D Lab, building a manufacturing plant, general manufacturing, and the reasonable and general costs of executing business to distribute & produce future products for Savi Media Group.

Duly signed, dated, and agreed upon both pages one and two. (Copies of signatures shall be deemed as originals)


/s/ MARIO PROCOPIO                Date: 06/17/2005
--------------------------
Mario Procopio
CEO/President
SaVi Media Group, Incorporated
Representing; SaVi Media Group, Incorporated

/s/ SERGE V. MONROS               Date: 06/17/2005
--------------------------
Name: Serge V. Monros
CTO
His Divine Vehicle, Inc., - Serge Monros Savi Holding Group
Representing; His Divine Vehicle, Inc., - Serge Monros


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